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                                                                Exhibit 99(m)(6)


              SECOND AMENDED AND RESTATED SHAREHOLDER SERVICES AND
                               DISTRIBUTION PLAN

This Amended and Restated Shareholder Services and Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), by Smith Barney Investment Funds Inc. on behalf of Smith Barney Government Securities Fund (the "Fund"), a corporation organized under the laws of the State of Maryland on behalf of the Fund subject to the following terms and conditions:

     o       Section 1.  Annual Fee.

    (a) Service Fee for Class A shares. The Fund will pay to PFS Distributors Inc., a corporation organized under the laws of the State of [Delaware] ("Distributor"), a service fee under the Plan at an annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class A shares sold and not redeemed (the "Class A Service Fee").

    (b) Service Fee for Class B shares. The Fund will pay to Distributor a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class B shares sold and not redeemed (the "Class B Service Fee").

    (c) Distribution Fee for Class B shares. In addition to the Class B Service Fee, the Fund will pay Distributor a distribution fee under the Plan at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the Class B shares sold and not redeemed (the "Class B Distribution Fee").

    (d) Service Fee for Class C shares. The Fund will pay to Distributor a service fee under the plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class C shares sold and not redeemed (the "Class C Service Fee").

    (e) Distribution Fee for Class C shares. In addition to the Class C Service Fee, the Fund will pay Distributor a distribution fee under the Plan at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the Class C shares sold and not redeemed (the "Class C Distribution Fee").

    (f) Payment of Fees. The Service Fees and Distribution Fees will be calculated daily and paid monthly by the Fund with respect to the foregoing classes of the Fund's shares (each a "Class" and together, the "Classes") at the annual rates indicated above.

    Section 2.  Expenses Covered by the Plan.

With respect to expenses incurred by each Class, its respective Service Fee and/or Distribution Fee may be used by Distributor for: (a) costs of printing and distributing the Fund's prospectuses, statements of additional information and reports to prospective investors in the Fund; (b) costs involved in preparing, printing and distributing sales literature pertaining to the Fund;
(c) an allocation of overhead and other branch office distribution-related expenses of Distributor; (d) payments made to, and expenses of, Distributor's financial consultants and other persons who provide support services to Fund shareholders in connection with the distribution of the Fund's shares, including but not limited to, office space and equipment, telephone facilities, answering routine inquires regarding the Fund and its operation, processing shareholder transactions, forwarding and collecting proxy material, changing dividend payment elections and providing any other shareholder services not otherwise provided by the Fund's transfer agent; and (e) accruals for interest on the amount of the foregoing expenses that exceed the Distribution Fee for that Class and, in the case of Class B and Class C shares, any contingent deferred sales charges received by Distributor; provided, however, that (i) the Distribution Fee for a particular Class may be used by Distributor only to cover expenses primarily intended to result in the sale of shares of that Class, including, without limitation, payments to the financial consultants of Distributor and other persons as compensation for the sale of the shares, and
(ii) the Service Fees are intended to be used by Distributor primarily to pay its financial consultants for servicing shareholder accounts, including a continuing fee to each such financial consultant, which fee shall begin to accrue immediately after the sale of such shares.

    Section 3.  Approval by Shareholders

The Plan will not take effect, and no fees will be payable in accordance with
Section 1 of the Plan, with respect to a Class until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of the Class. The Plan will be deemed to have been approved with respect to a Class so long as a majority of the outstanding voting securities of the Class votes for the approval of the Plan, notwithstanding that: (a) the Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) the Plan has not been approved by a majority of the outstanding voting securities of the Fund.

    Section 4.   Approval by Directors.

Neither the Plan nor any related agreements will take effect until approved by a majority vote of both (a) the Board of Directors and (b) those Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

    Section 5.  Continuance of the Plan.

The Plan will continue in effect with respect to each Class until April 29, 2005 and thereafter for successive twelve-month periods with respect to each Class; provided, however, that such continuance is specifically approved at least annually by the Directors of the Fund and by a majority of the Qualified Directors.

    Section 6.  Termination.

The Plan may be terminated at any time with respect to a Class (i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of such Class or (ii) by a majority vote of the Qualified Directors. The Plan may remain in effect with respect to a particular Class even if the Plan has been terminated in accordance with this Section 6 with respect to any other Class.

    Section 7.  Amendments.

The Plan may not be amended with respect to any Class so as to increase materially the amounts of the fees described in Section 1 above, unless the amendment is approved by a vote of holders of at least a majority of the outstanding voting securities of that Class. No material amendment to the Plan may be made unless approved by the Fund's Board of Directors in the manner described in Section 4 above.

    Section 8.  Selection of Certain Directors.

While the Plan is in effect, the selection and nomination of the Fund's Directors who are not interested persons of the Fund will be committed to the discretion of the Directors then in office who are not interested persons of the Fund.

    Section 9.  Written Reports

In each year during which the Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to the Plan or any related agreement will prepare and furnish to the Fund's Board of Directors and the Board will review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

    Section 10.  Preservation of Materials.

The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

    Section 11.  Meanings of Certain Terms.

As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Fund under the 1940 Act, by the Securities and Exchange Commission.


     IN WITNESS WHEREOF, the Fund has executed the Plan as of April 29, 2004.

Smith Barney Investment Funds Inc. on behalf of
Smith Barney Government Securities Fund

                             By: ____________________________________
                                 R. Jay Gerken
                                 Chairman, President and Chief Executive Officer

              SECOND AMENDED AND RESTATED SHAREHOLDER SERVICES AND
                               DISTRIBUTION PLAN


This Second Amended and Restated Shareholder Services and Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), by Smith Barney Investment Funds Inc. on behalf of Smith Barney Investment Grade Bond Fund (the "Fund"), a corporation organized under the laws of the State of Maryland on behalf of the Fund subject to the following terms and conditions:

     o       Section 1.  Annual Fee.

    (a) Service Fee for Class A shares. The Fund will pay to PFS Distributors Inc., a corporation organized under the laws of the State of [Delaware] ("Distributor"), a service fee under the Plan at an annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class A shares sold and not redeemed (the "Class A Service Fee").

    (b) Service Fee for Class B shares. The Fund will pay to Distributor a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class B shares sold and not redeemed (the "Class B Service Fee").

    (c) Distribution Fee for Class B shares. In addition to the Class B Service Fee, the Fund will pay Distributor a distribution fee under the Plan at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the Class B shares sold and not redeemed (the "Class B Distribution Fee").

    (d) Service Fee for Class C shares. The Fund will pay to Distributor a service fee under the plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class C shares sold and not redeemed (the "Class C Service Fee").

    (e) Distribution Fee for Class C shares. In addition to the Class C Service Fee, the Fund will pay Distributor a distribution fee under the Plan at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the Class C shares sold and not redeemed (the "Class C Distribution Fee").

    (f) Payment of Fees. The Service Fees and Distribution Fees will be calculated daily and paid monthly by the Fund with respect to the foregoing classes of the Fund's shares (each a "Class" and together, the "Classes") at the annual rates indicated above.

    Section 2.  Expenses Covered by the Plan.

With respect to expenses incurred by each Class, its respective Service Fee and/or Distribution Fee may be used by Distributor for: (a) costs of printing and distributing the Fund's prospectuses, statements of additional information and reports to prospective investors in the Fund; (b) costs involved in preparing, printing and distributing sales literature pertaining to the Fund;
(c) an allocation of overhead and other branch office distribution-related expenses of Distributor; (d) payments made to, and expenses of, Distributor's financial consultants and other persons who provide support services to Fund shareholders in connection with the distribution of the Fund's shares, including but not limited to, office space and equipment, telephone facilities, answering routine inquires regarding the Fund and its operation, processing shareholder transactions, forwarding and collecting proxy material, changing dividend payment elections and providing any other shareholder services not otherwise provided by the Fund's transfer agent; and (e) accruals for interest on the amount of the foregoing expenses that exceed the Distribution Fee for that Class and, in the case of Class B and Class C shares, any contingent deferred sales charges received by Distributor; provided, however, that (i) the Distribution Fee for a particular Class may be used by Distributor only to cover expenses primarily intended to result in the sale of shares of that Class, including, without limitation, payments to the financial consultants of Distributor and other persons as compensation for the sale of the shares, and
(ii) the Service Fees are intended to be used by Distributor primarily to pay its financial consultants for servicing shareholder accounts, including a continuing fee to each such financial consultant, which fee shall begin to accrue immediately after the sale of such shares.

    Section 3.  Approval by Shareholders

The Plan will not take effect, and no fees will be payable in accordance with
Section 1 of the Plan, with respect to a Class until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of the Class. The Plan will be deemed to have been approved with respect to a Class so long as a majority of the outstanding voting securities of the Class votes for the approval of the Plan, notwithstanding that: (a) the Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) the Plan has not been approved by a majority of the outstanding voting securities of the Fund.

    Section 4.   Approval by Directors.

Neither the Plan nor any related agreements will take effect until approved by a majority vote of both (a) the Board of Directors and (b) those Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

    Section 5.  Continuance of the Plan.

The Plan will continue in effect with respect to each Class until April 29, 2005 and thereafter for successive twelve-month periods with respect to each Class; provided, however, that such continuance is specifically approved at least annually by the Directors of the Fund and by a majority of the Qualified Directors.

    Section 6.  Termination.

The Plan may be terminated at any time with respect to a Class (i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of such Class or (ii) by a majority vote of the Qualified Directors. The Plan may remain in effect with respect to a particular Class even if the Plan has been terminated in accordance with this Section 6 with respect to any other Class.

    Section 7.  Amendments.

The Plan may not be amended with respect to any Class so as to increase materially the amounts of the fees described in Section 1 above, unless the amendment is approved by a vote of holders of at least a majority of the outstanding voting securities of that Class. No material amendment to the Plan may be made unless approved by the Fund's Board of Directors in the manner described in Section 4 above.

    Section 8.  Selection of Certain Directors.

While the Plan is in effect, the selection and nomination of the Fund's Directors who are not interested persons of the Fund will be committed to the discretion of the Directors then in office who are not interested persons of the Fund.

    Section 9.  Written Reports

In each year during which the Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to the Plan or any related agreement will prepare and furnish to the Fund's Board of Directors and the Board will review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

    Section 10.  Preservation of Materials.

The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

    Section 11.  Meanings of Certain Terms.

As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Fund under the 1940 Act, by the Securities and Exchange Commission.


    IN WITNESS WHEREOF, the Fund has executed the Plan as of April 29, 2004.

    Smith Barney Investment Funds Inc. on behalf of
    Smith Barney Investment Grade Bond Fund


                            By: ____________________________________
                                R. Jay Gerken
                                Chairman, President and Chief Executive Officer